EXHIBIT 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

March 20, 2025

David Kinross, the Chief Financial Officer of United Security Bancshares certifies:

1. that this annual report on Form 10-K for the year ended December 31, 2024, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. that information contained in this annual report on Form 10-K for the year ended December 31, 2024, fairly presents, in all material respects, the financial condition and results of operations of United Security Bancshares.

/s/ David A. Kinross
David A. Kinross
Senior Vice President and Chief Financial Officer